UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2022

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Campus Road
Princeton, NJ 08540
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $.01 Per Share	IART	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As previously disclosed, on August 25, 2022, Integra LifeSciences Holdings Corporation (the “Company”) announced the elimination of the position of Chief Operating Officer and the separation of Glenn Coleman, the Company’s Chief Operating Officer, from the Company.

On September 23, 2022, in connection with the elimination of position of Chief Operating Officer and Mr. Coleman’s separation, the Company entered into a Separation Agreement and General Release (the “Agreement”) with Mr. Coleman, which sets forth the terms of Mr. Coleman’s separation from the Company. Pursuant to the terms of the Agreement, in consideration for Mr. Coleman’s agreeing to a release of claims and complying with certain other continuing obligations contained therein, the Company will pay Mr. Coleman an aggregate amount of $1,668,600, payable in equal monthly installments over 18 months following his separation, and Mr. Coleman will remain eligible to receive an annual bonus award for 2022, with the amount of such award, if any, based upon achievement of applicable performance goals. Under the terms of the Agreement, previously-awarded and outstanding restricted stock award and stock option awards held by Mr. Coleman will, to the extent not previously vested, become fully vested as of the effective date (as defined in the Agreement), with each stock option remaining exercisable on the original vesting schedule of such stock option and until the maximum expiration date of such stock option. Also, previously-awarded and outstanding performance stock unit awards held by Mr. Coleman as of the date of his separation shall remain outstanding and, to the extent not previously vested, be eligible to vest upon achievement of applicable performance goals.

Pursuant to the terms of the Agreement, Mr. Coleman is subject to certain restrictive covenants, including restrictions on his ability to compete with the Company and solicit the employees and customers of the Company for a period of two years following his separation.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Separation Agreement and General Release, dated September 23, 2022, by and between Glenn Coleman, Integra LifeSciences Corporation and Integra LifeSciences Holdings Corporation.
104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: September 23, 2022	By:	/s/ Eric I. Schwartz
Eric I. Schwartz
	Title:	Executive Vice President, Chief Legal Officer and
Secretary